KEELEY FUNDS, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

     FIRST: The title of the document being corrected is Articles of Amendment (the "Articles").

     SECOND: The sole party to the Articles is Keeley Funds, Inc., a Maryland corporation (the "Corporation").

     THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on August 2, 2007.

     FOURTH: The provisions of the Articles which are to be corrected hereby and as previously filed with SDAT are attached hereto as Exhibit A.

     FIFTH: The provisions of the Articles as corrected hereby are attached hereto as Exhibit B.

     SIXTH: The undersigned officers of the Corporation acknowledge this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officers acknowledge that, to the best of their knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-signature page follows-

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name and on its behalf by its President and attested by its Secretary this 13th day of August, 2007.

ATTEST:	KEELEY FUNDS, INC.

/s/ Robert Kurinsky	By:	/s/ John L. Keeley, Jr.
Robert Kurinsky		John L. Keeley, Jr.
Secretary		President

EXHIBIT A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

KEELEY FUNDS, INC.

     Keeley Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 4.2 of the Corporation’s Amended and Restated Articles of Incorporation, as amended (the “Restated Articles”), and in accordance with Section 2-602 of Maryland General Corporation Law, the following amendment to the Restated Articles (the “Amendment”) is hereby adopted to create Keeley Small-Mid Cap Value Fund as an additional series of common stock of the Corporation, and to designate Class I shares of the Corporation. This designation does not increase the number of authorized shares of the Corporation:

     The last sentence of the first paragraph, table and last paragraph of Article IV, Section 4.2 of the Restated Articles is hereby replaced with the following:

“Pursuant to such power, the Board of Directors has designated three series of shares of common stock of the Corporation (each, a “Series”) as follows:

SERIES NAME	CLASS	ALLOCATED SHARES
Keeley Mid Cap Value Fund	Class A Shares	One hundred million shares (100,000,000)
Keeley All Cap Value Fund	Class A Shares	One hundred million shares (100,000,000)
Keeley Small-Mid Cap Value Fund	Class A Shares	One hundred million shares (100,000,000)
	Class I Shares	One hundred million shares (100,000,000)

Each Series represents a separate portfolio of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended and the rules and regulations of the Securities and Exchange Commission thereunder.

The balance of the six hundred million (600,000,000) shares of the Corporation may be issued by the Board of Directors in the above-noted series, or in any new series or class each comprising such number of shares and having such designations, limitations and restrictions thereof as shall be fixed and determined from time to time by resolutions providing for the issuance of such shares adopted by the Board of Directors.”

     SECOND: This Amendment to the Restated Articles was adopted by resolutions of the Board of Directors of the Corporation on May 17, 2007 in accordance with Article IV, Section 4.2 of the Restated Articles. Prior to this Amendment, no shares of Keeley Small-Mid Cap Value Fund have been issued.

     THIRD: Pursuant to the provisions of Section 2-6101.1 of the Maryland General Corporation Law, these Articles of Amendment shall become effective on 15th day of August 2007.

     IN WITNESS WHEREOF, the undersigned President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation on this 1st day of August 2007.

By:	/s/ John L. Keeley, Jr.
John L. Keeley, Jr.
President

[CORPORATE SEAL]

Attest:	/s/ Robert Kurinsky
Robert Kurinsky, Secretary

     The undersigned, President of Keeley Small Cap Value Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

By:	/s/ John L. Keeley, Jr.
John L. Keeley, Jr.
President

EXHIBIT B

ARTICLES SUPPLEMENTARY

      Keeley Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Under a power contained in the charter of the Corporation (the “Charter”) and pursuant to the provisions of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”), by resolutions duly adopted, reclassified shares of the authorized but unissued undesignated Common Stock of the Corporation as follows:

Series Name	Class	Allocated Shares

Keeley Small-Mid Cap	Class A Shares	One hundred million shares (100,000,000)
Value Fund

Keeley Small-Mid Cap	Class I Shares	One hundred million shares (100,000,000)
Value Fund

      SECOND: The aggregate number of authorized shares of stock of the Corporation is unchanged by these Articles Supplementary.

      THIRD: The shares reclassified by these Articles Supplementary have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of a series of Common Stock set forth in the Charter

      FOURTH: The shares of stock of the Corporation, as described herein, have been reclassified by the Board under the authority granted to it in the Charter.

      The undersigned President of Keeley Funds, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties for perjury.